AMENDMENT TO

SHAREHOLDER SERVICING AGREEMENT

THIS AMENDMENT is made as of November 11, 2015, by and between JPMorgan Distribution Services, Inc., and the entities who are currently parties to the Shareholder Servicing Agreement in place for certain of the open-end investment companies in the J.P. Morgan Funds (the “Agreement”).

WHEREAS, the parties hereto wish to amend the Agreement to add JPMorgan Trust IV, as well as to update Schedule B.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the same meaning as are set forth in the Agreement.

2.	As of the date of the Amendment, Schedule A is replaced with the attached new Schedule A.

3.	As of the date of the Amendment, Schedule B is replaced with the attached new Schedule B.

4	This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

JPMorgan Distribution Services, Inc.

By:	/s/ Brian Shlissel
Name: Brian Shlissel
Title: Managing Director

J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Investment Trust
Undiscovered Managers Funds
JPMorgan Trust I
JPMorgan Trust II JPMorgan Trust III
JPMorgan Trust IV

By:	/s/ Matthew Plastina
Name: Matthew Plastina
Title: Assistant Treasurer

SCHEDULE A

TO THE SHAREHOLDER SERVICING AGREEMENT

(Effective as of November 11, 2015)

Name of Trust

Name ot Entity	State and Form of Organization
J.P. Morgan Fleming Mutual Fund Group, Inc	Maryland corporation
J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust
Undiscovered Managers Funds	Massachusetts business trust
JPMorgan Trust I	Delaware statutory trust
JPMorgan Trust II	Delaware statutory trust
JPMorgan Trust III	Delaware statutory trust
JPMorgan Trust IV	Delaware statutory trust

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